Exhibit 99.1

VASCO Reports Results for First Quarter 2009

Revenue for the first quarter 2009 was $23.2 million, a decrease of 20% compared to the first quarter 2008; Operating income for the first quarter 2009 was $4.7 million a decrease of 19% compared to the first quarter 2008. Financial results for the period ended March 31, 2009 to be discussed on conference call today at 10:00 a.m. E.D.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, April 23, 2009 - VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), today reported financial results for the first quarter ended March 31, 2009.

Revenue for the first quarter of 2009 decreased 20% to $23.2 million from $28.9 million in 2008. Net income for the first quarter of 2009 was $3.5 million, or $0.09 per fully diluted share, a decrease of $1.4 million, or 29%, from $4.9 million, or $0.13 per fully diluted share, for the first quarter of 2008.

Financial Highlights:

•	Gross profit was $16.7 million, or 72%, of revenue for the first quarter of 2009. Gross profit was $20.0 million, or 69%, of revenue for the first quarter of 2008.

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Operating expenses for the first quarter 2009 were $12.0 million, a decrease of 16% from $14.2 million reported for the first quarter 2008. Operating expenses for the first quarter included a reversal of $2.0 million of expenses accrued at 12/31/08 related to long-term, performance-based, incentive awards under the Company’s 1997 Stock Compensation Plan, as amended and restated, that are not likely to be achieved.

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Operating income for the first quarter 2009 was $4.7 million, a decrease of $1.1 million, or 19%, from $5.8 million reported for the first quarter of 2008. Operating income as a percentage of revenue in the first quarter of both 2009 and 2008 was 20%.

•	Earnings before interest, taxes, depreciation and amortization were $5.3 million for the first quarter 2009, a decrease of 24% from $7.0 million reported for the first quarter of 2008.

•	Net cash balances, total cash and cash equivalents less bank borrowings, at March 31, 2009 totaled $57.3 million compared to $57.7 million at December 31, 2008.

Operational and Other Highlights:

•	VASCO won 357 new customers in Q1 2009 (51 new banks and 306 new enterprise security customers).

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Caixa Galicia offered corporate customers secure online banking with DIGIPASS Go 3 strong user authentication. Caixa Galicia is the sixth largest savings bank in Spain with offices in Spain, Portugal, Switzerland, the USA and Latin America.

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HSBC Bank Paraguay secures both its retail and corporate customers with VASCO’s DIGIPASS technology and VACMAN Controller authentication software. HSBC Bank Paraguay is the principal HSBC operating company in Paraguay and is the first bank in Paraguay to offer both its retail and corporate online customers a strong two-factor authentication solution.

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Square Enix Co., Ltd, a major video game company based in Shibuya-ku, Tokyo, Japan, began employing DIGIPASS GO6 and VACMAN Controller strong authentication solution to authenticate their online gaming users including the multiplayer online role-playing game FINAL FANTASY® XI.

•	LBBW/BW-Bank became the First German Bank that has completely replaced printed TAN-lists by Strong Authentication using VASCO’s DIGIPASS Family.

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Caja Extremadura uses DIGIPASS 810 card reader to secure its e-banking solution Servicash. Caja de Extremadura is the first bank in Spain to distribute EMV CAP certified card readers to its retail customers.

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VASCO launched DIGIPASS 855, a smart card reader offering multiple authentication functions combined with “What you see is what you sign” functionality and can be used for PKI-based authentication, digital signature, and access to corporate networks.

•	VASCO launched DIGIPASS for Mobile 3.0. DIGIPASS for Mobile is an authentication solution for mobile phones offering time and event based two factor authentication and digital signature capability.

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VASCO unveiled DIGIPASS 835a at Cebit. DIGIPASS 835a has an enhanced display, allowing alpha-numeric digits and Asian character sets. Its optical interface facilitates data transfer from the computer screen onto the reader thus making the card reader extremely intuitive and user-friendly.

•	VASCO partners with BTR Services and gains a foothold in digital document signature market by embedding DIGIPASS CertiID in BTR Services’ electronic document signing solution.

•	VASCO launches aXs GUARD Gatekeeper bundle for small enterprises in Europe and US.

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VASCO expands its training capacity with four new authorized training centers: Itway in Italy, Wick Hill in the UK, Syntra West in Belgium and SEC Datacom in Denmark. The VASCO Authorized Training Centers are part of VASCO’s Security Experts Academy & eLearning (SEAL) launched in October 2008.

“As expected, the first quarter of 2009 was very challenging,” stated T. Kendall Hunt, Chairman & CEO. “But also, as expected, we were able to remain profitable while continuing to make substantial investments in new products and increasing our focus on marketing events, which has resulted in a significant number of new customers. We will continue to focus on our most productive markets, be selective in making new investments and maintain our focus on containing our costs and, as a result, expect to be profitable throughout 2009. ”

“We continue to see strong interest in our products,” said Jan Valcke, VASCO’s President and COO. “As compared to prior years, however, many of our customers appear to be operating with lower levels of our product in their inventory and placing more orders for smaller quantities to meet their short-term business needs. In spite of the difficult economic climate, we were encouraged by the increase in the number of new banks when compared to the fourth quarter of 2008.”

Cliff Bown, Executive Vice President and CFO added, “During the first quarter 2009 both our cash and working capital balances decreased nominally. For the first quarter our net cash balance decreased $0.4 million, or 1%, and our working capital decreased $0.7 million, or 1%, from December 31, 2008. Days sales outstanding in net accounts receivable at March 31, 2009 increased to 84 days from 79 days at December 31, 2008.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, April 23, 2009, at 10:00 a.m. EST - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s Results for the First Quarter 2009.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 866-756-0155

International: +1 706-679-9005

And mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2009	2008
Net revenue	$23,175	$28,928

Cost of goods sold	6,477	8,889

Gross profit	16,698	20,039

Operating costs:
Sales and marketing	6,802	7,700
Research and development	2,444	2,691
General and administrative	2,623	3,535
Amortization of purchased intangible assets	107	272

Total operating costs	11,976	14,198

Operating income	4,722	5,841

Interest income, net	143	257
Other income (expense), net	(248)	261

Income before income taxes	4,617	6,359
Provision for income taxes	1,154	1,463

Net income	$3,463	$4,896

Net income per share:
Basic	$0.09	$0.13
Diluted	$0.09	$0.13

Weighted average common shares outstanding:
Basic	37,308	37,109

Diluted	38,022	38,308

VASCO Data Security International, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$57,329	$57,714
Accounts receivable, net of allowance for doubtful accounts	21,558	24,951
Inventories	12,857	13,376
Prepaid expenses	1,925	1,926
Foreign sales tax receivable	1,402	7,452
Deferred income taxes	410	284
Other current assets	85	199

Total current assets	95,566	105,902

Property and equipment, net	4,396	4,176
Goodwill, net of accummulated amortization	12,726	13,584
Intangible assets, net of accumulated amortization	1,875	1,997
Other assets, net of accumulated amortization	1,789	2,291

Total assets	$116,352	$127,950

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	4,986	10,349
Deferred revenue	5,373	5,881
Accrued wages and payroll taxes	4,317	5,780
Income taxes payable	2,662	3,114
Other accrued expenses	2,976	4,848

Total current liabilities	20,314	29,972

Accrued compensation	—	1,352
Deferred revenue	710	888
Deferred tax liability	261	454

Total liabilities	21,285	32,666

Stockholders’ equity :
Common stock	37	37
Additional paid-in capital	66,475	66,700
Accumulated income	28,319	24,856
Accumulated other comprehensive income	236	3,691

Total stockholders’ equity	95,067	95,284

Total liabilities and stockholders’ equity	$116,352	$127,950

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITA) to net income (in thousands):

	Three months ended March 31,
	2009	2008
	(in thousands, unaudited)
EBITDA	$5,302	$7,021

Interest income, net	143	257
Provision for income taxes	(1,154)	(1,463)
Depreciation and amortization	(828)	(919)

Net income	$3,463	$4,896

EBITDA is a non-GAAP financial measure within the meaning of applicable U.S. Securities and Exchange Commission rules and regulations. We use EBITDA as a measure of performance, a simplified tool for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA, as defined above, is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, which will be filed as part of our annual report on Form 10-K, provides the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

About VASCO: VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of over 8,000 companies in more than 100 countries, including more than 1,200 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “mean,” and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the VASCO’s public filings with the U.S. Securities and Exchange Commission for further information regarding VASCO and its operations.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXs GUARD and IDENTIKEY.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.com